FOR IMMEDIATE RELEASE

VAN BUREN, ARKANSAS January 25, 2008

USA Truck, Inc. (NASDAQ: USAK) announced today that Garry Lewis has been promoted to the position of Executive Vice President and Chief Operating Officer. Eric Brown has been promoted to the position of Senior Vice President, Operations. Both promotions are effective immediately.

Mr. Lewis began his career at USA Truck in 1986 and most recently served as the Company’s Senior Vice President, Operations. Prior to his employment with the Company, Mr. Lewis was employed by ABF Freight System, Inc. and its various subsidiaries for 13 years.

Mr. Brown will assume Mr. Lewis’ previous role in Operations. Mr. Brown has over 15 years of service with the Company during which he has served in a variety of positions in the Maintenance, Operations and Risk Management departments. He most recently served as Vice President, Maintenance, and he will maintain that responsibility. In his career, he has also served as a Regional Maintenance Manager for Wal-Mart Stores, Inc. in its private trucking fleet.

“These promotions are the latest in an ongoing endeavor to align the efforts of personnel throughout USA Truck’s various operating divisions. The addition of intermodal service, the increased emphasis on brokerage service and the interaction between General Freight, Regional Freight and Dedicated Freight has dictated the need for a COO to ensure that our customers’ needs are properly serviced across all of our business offerings,” stated Cliff Beckham, the Company’s President and Chief Executive Officer.

“Garry and Eric have accumulated a wealth of knowledge about USA Truck and its operations while demonstrating exceptional competence and work ethic.  In their new roles, they will draw upon that experience to further enhance the efficiency, productivity and customer service aspects of the Company’s operations.”

Chad Van Kooten and Burton Weis, vice presidents of Sales and Customer Service, respectively, will continue in their roles and will report directly to Mr. Lewis, as will Mr. Brown.

This press release contains forward-looking statements and information that are based on our current expectations and assumptions we have made based upon information currently available. Forward-looking statements include statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources, and may be identified by words such as “could,” “should,” “may,” “believe,” “expect,” “intend,” “plan,” “schedule,” “estimate,” “project” and similar expressions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will be realized. If one or more of the risks or uncertainties underlying such expectations materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. Additional risks associated with our operations are discussed in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2006, and our subsequent quarterly reports on Form 10-Q.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

USA Truck is a dry van truckload carrier transporting general commodities via our General, Regional and Dedicated Freight divisions. We transport commodities throughout the continental United States and into and out of portions of Canada. We also transport general commodities into and out of Mexico by allowing through-trailer service from our terminal in Laredo, Texas. Our Third Party Logistics and Strategic Capacity Solutions (Freight Brokerage) divisions provide customized transportation solutions using our technology and multiple modes of transportation including our assets and the assets of our partner carriers.

This press release will be available to interested parties at our web site, http://www.usa-truck.com under the “Financial Data” tab of the “Investor Relations” page.

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Contact: CLIFF BECKHAM, President and Chief Executive Officer - (479) 471-2633